Exhibit 99.1
2006 Financial Information Fourth Quarter
Table of Contents

Earnings Release	Pages 1-6

Consolidated Financial Highlights	Page 7

Consolidated Balance Sheets	Page 8

Average Consolidated Balance Sheets	Page 9

Average Consolidated Balance Sheets	Pages 10-11
(Fully-tax Equivalent Interest Rates and Interest Differential)

Consolidated Statements of Income and Comprehensive Income	Page 12

Consolidated Statements of Income and Comprehensive Income	Page 13
(Linked Quarters)

Asset Quality Information	Page 14

Noninterest Income and Noninterest Expense Detail	Page 15

Allowance for Loan Losses — Net Charge-off Detail	Page 16
FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308
Investor Relations
Tom O’Malley
p.330-384-7109

For Release January 23, 2007, 7:30 a.m. EST

Analysts: Tom O’Malley
(330) 384-7109
FirstMerit Reports Fourth Quarter and 2006 Full Year Results
Company to Accelerate Disposition of Problem Assets
Intends to Sell $80.9 Million of Commercial Assets During First
Quarter of 2007
AKRON, Ohio, — January 23, 2007 — FirstMerit Corporation (Nasdaq: FMER) today announced fourth quarter 2006 net income of $6.1 million, or $0.07 per diluted share. This compares with $27.7 million, or $0.34 per diluted share, for the prior-year quarter. For the full year 2006, the Company reported net income of $94.9 million, or $1.18 per diluted share, compared with $ 130.5 million, or $1.56 per share in 2005.
Both fourth quarter and full year 2006 results were affected by the Company’s decision in December 2006 to sell $80.9 million of commercial assets in a transaction to be completed during the first quarter of 2007. FirstMerit intends to sell $73.7 million of commercial loans and $7.2 million of other real estate during the first quarter of 2007. Approximately two-thirds of the assets to be sold are loans originated before June 2003. These assets have been reclassified as “held-for-sale” on the Company’s balance sheet at December 31, 2006. The allowance associated with the loans held for sale is $23.1 million and an additional reserve of $2.2 million for other real estate. Of the $64.2 million of nonperforming assets (0.93% of period-end loans and other real estate) at December 31, 2006, $31.0 million are held-for-sale. These held-for-sale nonperforming assets are expected to be sold before March 31, 2007.
Returns on average common equity (“ROE”) and average assets (“ROA”) for the fourth quarter 2006 were 2.66% and 0.24%, respectively, compared with 11.52% and 1.07% for the prior-year quarter.

“One of my top priorities since joining FirstMerit has been to improve credit quality,” said Paul G. Greig, Chairman and Chief Executive Officer of FirstMerit. “We recently completed an internal review of our entire commercial loan portfolio, going above and beyond the type of periodic review normally performed. This analysis was augmented by third party reviews of our larger commercial lending relationships and a number of business banking credits, as well as an evaluation of our lending and credit management processes. These reviews validated many of the improvements that had already been made through a series of credit enhancements implemented beginning in 2003. We were pleased to have confirmed that our portfolio of loans originated since that time is well seasoned and of sound quality. However, this recent assessment also identified areas to further strengthen portfolio management practices and procedures and we are implementing those changes. We believe the actions announced today, once complete, will significantly improve our credit quality and overall asset quality metric comparisons with our peers. A significantly improved credit profile will allow us to focus more closely on executing our business model. We look forward to delivering to our shareholders a higher quality and enhanced stream of earnings and realizing the full earnings potential of our franchise.”
Net interest margin was 3.58% for the fourth quarter of 2006 compared with 3.68% for the third quarter of 2006 and 3.73% for the fourth quarter of 2005. The decrease in net interest margin compared with the third quarter of 2006 resulted from an increase in deposit costs attributed to shifts in the deposit portfolio from lower-cost transaction products to time deposits. The decrease in net interest margin compared with the fourth quarter of 2005 reflected a similar shift in consumer preference for higher-yielding deposit products as well as increased pricing pressure from a rising interest rate environment. For the full year 2006, net interest margin declined to 3.71% compared with 3.73% for 2005, as the Company’s flexibly structured balance sheet provided opportunity to mitigate rising interest rates by shifting a portion of the investment portfolio into higher-yielding loans and paying off higher-cost borrowings.
Net interest income on a fully tax-equivalent (“FTE”) basis was $84.5 million in the fourth quarter 2006 compared with $85.9 million in the third quarter of 2006 and $88.2 million in the fourth quarter of 2005. The decrease in FTE net interest income compared with the third quarter 2006 resulted from net interest margin pressure, partially offset by an increase in average earning assets. The increase in earning assets was driven by loan growth in the commercial portfolio and the Company’s decision to increase the size of the investment portfolio given the higher interest rate environment. The decrease in FTE net interest income compared with the fourth quarter of 2005 resulted from lower net interest margin. FTE net interest income for the full year 2006 was $343.3 million, down from the $351.6 million in 2005. The Company executed a balance sheet restructuring initiative preventing additional margin pressure during the year. Average earning assets decreased $173.4 million during 2006, resulting from a $355.9 million reduction in the average investment portfolio. The majority of run-off in the securities portfolio was used to fund loan growth; average loans increased $187.8 million. The Company also used proceeds from maturing investments to pay down higher-cost borrowings.

Noninterest income net of securities transactions for the fourth quarter of 2006 was $48.3 million, a decrease of $1.0 million or 2.0% from the third quarter of 2006 and an increase of $0.8 million or 1.7% from the fourth quarter of 2005. For the full year 2006, noninterest income net of securities transactions totaled $195.1 million, an increase of $6.6 million or 3.5% from the $188.5 million in the same period of 2005. The increase from the prior year was primarily the result of higher service charges and credit card fees. Other income, net of securities gains, as a percentage of net revenue for the fourth quarter of 2006 was 36.39% compared with 36.50% for third quarter of 2006 and 35.04% for the fourth quarter of 2005. For the full year 2006, other income, net of securities gains, as a percentage of net revenue was 36.24% compared with 34.90% for 2005. Net revenue is defined as net interest income, on a FTE basis, plus other income, less gains from securities sales.
Noninterest expense for the fourth quarter of 2006 was $84.0 million, an increase of $7.0 million or 9.1% from the third quarter of 2006 and an increase of $4.7 million or 5.9% from the fourth quarter of 2005. For the full year 2006, noninterest expenses totaled $328.1 million, an increase of $14.6 million or 4.7% from $313.5 million for the same period of 2005. This increase is the result of higher salaries, wages, pension and employee benefits as well as higher professional services.
Net charge-offs totaled $18.6 million or 1.06% of average portfolio loans in the fourth quarter of 2006 compared with $11.6 million or 0.67% of average portfolio loans in the third quarter 2006 and $18.4 million or 1.09% of average portfolio loans in the fourth quarter of 2005. Additionally the allowance for loan losses was reduced by $23.1 million or 1.32% of average portfolio loans; the amount related to loans classified as held for sale.
Nonperforming assets totaled $64.2 million at December 31, a decrease of $8.3 million or 11.4% compared with September 30, 2006 and a decrease of $8.1 million or 11.2% compared with December 31, 2005. Nonperforming assets at December 31, 2006 and September 30, 2006 include loans held for sale of $26.1 million and $7.1 million, respectively. Nonperforming assets at December 31, 2006 represented 0.93% of period-end loans plus other real estate compared with 1.05% at September 30, 2006 and 1.08% at December 31, 2005.
The provision for loan losses increased to $44.2 million in the fourth quarter of 2006 compared with $12.6 million in the third quarter of 2006 and $16.3 million in the fourth quarter of 2005. For the full year of 2006, the provision for loan losses was $76.1 million, compared with $43.8 million for 2005. The increases are primarily related to the Company’s intention to sell $73.7 million of commercial loans during the first quarter of 2007, as previously discussed.

The allowance for loan losses totaled $91.3 million at December 31, 2006, an increase of $2.6 million and $0.7 million from September 30, 2006 and December 31, 2005, respectively. At December 31, 2006, the allowance for loan losses was 1.33% of period-end loans compared with 1.28% at September 30, 2006 and 1.36% at December 31, 2005. The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.42% at December 31, 2006 compared with 1.37% at September 30, 2006 and 1.45% at December 31, 2005. The allowance for credit losses to nonperforming loans increased to 179.60% at December 31, 2006 compared with 153.94% on September 30, 2006 and 155.36% on December 31, 2005.
FirstMerit’s total assets at December 31, 2006 were $10.3 billion, an increase of $34.6 million or 0.34% compared with September 30, 2006 and an increase of $98.2 million or 0.97% compared with December 31, 2005. The increase from September 30, 2006 was principally due to an increase in commercial loans and in the investment securities portfolio. The increase over December 31, 2005 was due to growth in portfolio loans, primarily in the commercial portfolio of $174.6 million, or 4.96%. The majority of the loan growth over that time period was funded by cash flow from the Company’s maturing investment securities portfolio as part of a strategy to shift the mix of earning assets into higher yield categories.
Total deposits were $7.5 billion at December 31, 2006, an increase of $109.3 million or 1.48% from September 30, 2006 an increase of $265.3 million or 3.67% from December 31, 2005. Core deposits, which exclude all time deposits, totaled $4.5 billion at December 31, 2006, an increase of $102.4 million or 2.32% from September 30, 2006 and a decrease of $135.8 million or 2.92% from December 31, 2005. Compared with September 30, 2006, the increase reflects new pricing initiatives aimed at capturing new transaction account balances. Compared with December 31, 2005, the decrease reflects a shift in customer preference for time deposit accounts with higher yields.
Shareholders’ equity was $846.1 million at December 31, 2006 and the Company’s capital position remains strong as tangible equity to assets was 6.96%. The adoption of the new accounting pronouncement for “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” reduced other comprehensive income, a component of shareholders’ equity, by $46.4 million. The common dividend per share paid in the fourth quarter 2006 was $0.29. For the full year 2006, the common dividend per share paid was $1.14 compared with $1.10 for the same period of 2005, an increase per share of $0.04, or 3.64%.

Executive Changes
Today FirstMerit also announced the following executive changes.
Julie Anne Robbins has been appointed executive vice president of retail, effective January 22, 2007. Prior to joining FirstMerit, Robbins was senior vice president, retail strategy and development at Washington Mutual in Seattle, Washington. Prior to joining Washington Mutual, she was senior vice president, chief financial officer of retail at Charter One Bank in Cleveland, Ohio. Ms. Robbins’ experience includes: sales, customer service, business strategy development, marketing, product development and compliance. She has a BS, Business (Finance and Economics) from Indiana University’s Kelley School of Business. “Julie brings a solid banking and financial background to FirstMerit. We look forward to having her on our team and leading the overall performance and success of FirstMerit’s retail line of business,” said Mr. Greig.
Ms. Robbins replaces Robert P. Brecht, senior executive vice president and retail manager, who is retiring February 1, 2007 after 21 years of service with FirstMerit. Mr. Brecht joined FirstMerit in 1986 as manager, Commercial Loans and eventually assumed responsibility for all commercial and retail regional banking as senior executive vice president. In June of 2006, Brecht was reassigned to head FirstMerit’s retail line of business, which included retail marketing, pricing and product development along with branch operations and sales.
Fourth Quarter 2006 Conference Call
FirstMerit will host an earnings conference call on January 23, 2007, at 2:00 p.m. Eastern time to provide an overview of fourth quarter results and highlights. To participate in the conference call, please dial (877) 493-9121 ten minutes before start time and provide the reservation number: 8309116. A replay of the conference call will be available at approximately 4:30 p.m., on January 23, 2007 through February 6, 2007, by dialing (877) 519-4471, and entering the PIN: 8309116.
(Logo: http://www.newscom.com/cgi-bin/prnh/20001220/FIRSTMERITLOGO)
The fourth quarter earnings release will be available at approximately 7:30 a.m. that same morning on the Internet at http://www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information that might be disclosed during the conference call will be posted on the Web site immediately after the conference call ends.
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.3 billion as of December 31, 2006 and 161 banking offices and 176 ATMs in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.

Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights

	Quarters
(Unaudited)	2006	2006	2006	2006	2005
(Dollars in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

EARNINGS
Net interest income FTE (a)	$84,502	85,850	86,377	86,563	88,152
Provision for loan losses	44,235	12,612	13,159	6,106	16,260
Other income	48,332	49,341	52,078	45,397	47,586
Other expenses	83,987	76,983	85,218	81,899	79,274
FTE adjustment (a)	919	763	647	590	650
Net income	6,117	31,204	27,661	29,964	27,656
Diluted EPS	0.07	0.39	0.35	0.37	0.34

PERFORMANCE RATIOS
Return on average assets (ROA)	0.24%	1.22%	1.10%	1.20%	1.07%
Return on average common equity (ROE)	2.66%	13.93%	12.75%	13.67%	11.52%
Net interest margin FTE (a)	3.58%	3.68%	3.78%	3.80%	3.73%
Efficiency ratio	63.06%	56.78%	61.39%	61.90%	58.26%
Number of full-time equivalent employees	2,755	2,769	2,986	3,104	3,057

MARKET DATA
Book value/common share	$10.56	11.28	10.88	10.91	11.39
Period-end common share mkt value	24.14	23.17	20.94	24.66	25.91
Market as a % of book	229%	205%	193%	226%	228%
Cash dividends/common share	$0.29	0.29	0.28	0.28	0.28
Common stock dividend payout ratio	414.29%	74.36%	80.00%	75.68%	82.35%
Average basic common shares	80,091	80,066	79,983	80,374	82,786
Average diluted common shares	80,316	80,262	80,203	80,648	83,082
Period end common shares	80,101	80,072	80,058	79,766	82,335
Common shares repurchased	15,876	0	1,329	2,618,588	1,228,293
Common stock market capitalization	$1,933,638	1,855,268	1,676,415	1,967,030	2,133,300

ASSET QUALITY
Gross charge-offs	$22,323	15,453	18,038	14,914	22,736
Net charge-offs	18,559	11,584	13,021	9,178	18,379
Allowance for loan losses	91,342	88,755	87,727	87,589	90,661
Reserve for unfunded lending commitments	6,294	6,307	5,716	5,853	6,072
Nonperforming assets (NPAs)	64,177	72,464	58,786	72,941	72,257
Net charge-offs/average loans ratio	1.06%	0.67%	0.78%	0.56%	1.09%
Net charge-offs and allowance related to loans held for sale/average loans ratio	1.40%	0.67%	0.78%	0.56%	1.09%
Allowance for loan losses/period-end loans	1.33%	1.28%	1.29%	1.31%	1.36%
Allowance for credit losses/period-end loans	1.42%	1.37%	1.37%	1.40%	1.45%
NPAs/loans and other real estate	0.93%	1.05%	0.86%	1.09%	1.08%
Allowance for loan losses/nonperforming loans	168.03%	143.73%	174.80%	136.22%	145.61%
Allowance for credit losses/nonperforming loans	179.60%	153.94%	186.19%	145.32%	155.36%

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	6.96%	7.55%	7.20%	7.31%	7.94%
Average equity to assets	8.91%	8.77%	8.66%	8.79%	9.33%
Average equity to loans	13.17%	12.99%	12.93%	13.27%	14.22%
Average loans to deposits	92.97%	93.05%	90.63%	91.58%	92.11%

AVERAGE BALANCES
Assets	$10,227,154	10,138,856	10,051,623	10,111,553	10,211,619
Deposits	7,440,331	7,355,877	7,426,029	7,313,509	7,273,980
Loans	6,917,572	6,844,593	6,730,531	6,697,732	6,699,997
Earning assets	9,374,223	9,249,769	9,174,008	9,245,882	9,368,139
Shareholders’ equity	911,348	888,841	870,234	888,818	952,715

ENDING BALANCES
Assets	$10,252,572	10,217,968	10,254,773	10,100,717	10,154,359
Deposits	7,498,921	7,389,633	7,402,239	7,510,562	7,233,650
Loans	6,878,873	6,917,347	6,804,769	6,672,102	6,667,327
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	2,865	3,088	3,311	3,533	3,756
Earning assets	9,382,033	9,344,841	9,315,062	9,193,741	9,256,389
Total shareholders’ equity	846,111	903,383	870,698	870,552	937,580
NOTES:

(a) — Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited, except December 31, 2005, which is derived from the	December 31,	December 31,
audited financial statements)	2006	2005
ASSETS
Cash and due from banks	$200,204	225,953
Investment securities (at fair value)	2,407,888	2,546,496
Loans held for sale	95,272	42,566
Loans:
Commercial loans	3,694,121	3,519,483
Mortgage loans	608,008	628,581
Installment loans	1,619,747	1,524,355
Home equity loans	731,473	778,697
Credit card loans	147,553	145,592
Leases	77,971	70,619

Total loans	6,878,873	6,667,327
Less allowance for loan losses	(91,342)	(90,661)

Net loans	6,787,531	6,576,666
Premises and equipment, net	122,954	120,420
Goodwill	139,245	139,245
Intangible assets	2,865	3,756
Accrued interest receivable and other assets	496,613	499,257

Total assets	$10,252,572	10,154,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,455,097	1,523,731
Demand-interest bearing	799,571	830,248
Savings and money market accounts	2,267,686	2,304,177
Certificates and other time deposits	2,976,567	2,575,494

Total deposits	7,498,921	7,233,650

Securities sold under agreements to repurchase	1,261,821	1,426,037
Wholesale borrowings	464,227	401,104
Accrued taxes, expenses, and other liabilities	181,492	155,988

Total liabilities	9,406,461	9,216,779

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value: authorized and unissued 7,000,000 shares	—	—
Preferred stock, Series A, without par value: designated 800,000 shares; none outstanding	—	—
Convertible preferred stock, Series B, without par value: designated 220,000 shares; none outstanding	—	—
Common stock, without par value: authorized 300,000,000 shares; issued 92,026,350 at December 31, 2006 and December 31, 2005	127,937	127,937
Capital surplus	106,916	108,210
Accumulated other comprehensive loss	(79,508)	(42,850)
Retained earnings	998,079	994,487
Treasury stock, at cost, 11,925,803 and 9,691,424 shares at December 31, 2006 and December 31, 2005, respectively	(307,313)	(250,204)

Total shareholders’ equity	846,111	937,580

Total liabilities and shareholders’ equity	$10,252,572	10,154,359

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS

	Quarterly Periods

(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2006	2006	2006	2006	2005
ASSETS
Cash and due from banks	$175,735	185,628	188,915	194,042	192,189
Investment securities/fed funds sold	2,410,879	2,360,494	2,392,208	2,500,021	2,619,248
Loans held for sale	45,772	44,682	51,269	48,129	48,894
Loans:
Commercial loans	3,730,110	3,674,988	3,603,083	3,567,263	3,519,807
Mortgage loans	614,204	619,542	626,476	630,702	637,877
Installment loans	1,625,962	1,592,917	1,526,094	1,513,938	1,556,212
Home equity loans	738,630	755,044	772,196	775,728	772,757
Credit card loans	144,351	139,117	137,545	141,821	142,743
Leases	64,315	62,985	65,137	68,280	70,601

Total loans	6,917,572	6,844,593	6,730,531	6,697,732	6,699,997
Less allowance for loan losses (a)	88,175	87,127	86,583	90,229	91,916

Net loans	6,829,397	6,757,466	6,643,948	6,607,503	6,608,081

Total earning assets	9,374,223	9,249,769	9,174,008	9,245,882	9,368,139

Premises and equipment, net	121,956	120,088	119,666	120,155	117,387
Accrued interest receivable and other assets	643,415	670,498	655,617	641,703	625,820

TOTAL ASSETS	$10,227,154	10,138,856	10,051,623	10,111,553	10,211,619

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,413,682	1,407,653	1,455,229	1,462,671	1,488,679
Demand-interest bearing	767,430	794,886	865,563	848,209	817,009
Savings and money market accounts	2,267,268	2,246,386	2,280,657	2,292,865	2,332,528
Certificates and other time deposits	2,991,951	2,906,952	2,824,580	2,709,764	2,635,764

Total deposits	7,440,331	7,355,877	7,426,029	7,313,509	7,273,980

Securities sold under agreements to repurchase	1,269,873	1,357,746	1,212,470	1,295,178	1,443,740
Wholesale borrowings	446,950	367,640	371,309	433,257	375,167

Total funds	9,157,154	9,081,263	9,009,808	9,041,944	9,092,887
Accrued taxes, expenses and other liabilities (a)	158,652	168,752	171,581	180,791	166,017

Total liabilities	9,315,806	9,250,015	9,181,389	9,222,735	9,258,904

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	106,339	105,587	104,477	108,330	108,303
Accumulated other comprehensive (loss) income	(36,045)	(52,601)	(54,132)	(44,150)	(39,834)
Retained earnings	1,020,518	1,015,749	1,001,647	998,173	994,301
Treasury stock	(307,401)	(307,831)	(309,695)	(301,472)	(237,992)

Total shareholders’ equity	911,348	888,841	870,234	888,818	952,715

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,227,154	10,138,856	10,051,623	10,111,553	10,211,619

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited)
Fully-tax Equivalent Interest Rates and Interest Differential

FIRSTMERIT CORPORATION AND SUBSIDIARIES	Three months ended			Year ended			Three months ended
(Dollars in thousands)	December 31, 2006			December 31, 2005			December 31, 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$175,735			194,485			192,189
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	1,996,290	20,246	4.02%	2,416,360	91,814	3.80%	2,266,774	21,651	3.79%
Obligations of states and political subdivisions (tax exempt)	163,815	2,448	5.93%	99,487	6,707	6.74%	97,395	1,633	6.65%
Other securities and federal funds sold	250,774	3,987	6.31%	255,568	12,291	4.81%	255,079	3,437	5.35%

Total investment securities and federal funds sold	2,410,879	26,681	4.39%	2,771,415	110,812	4.00%	2,619,248	26,721	4.05%
Loans held for sale	45,772	743	6.44%	52,740	2,854	5.41%	48,894	762	6.18%
Loans	6,917,572	130,973	7.51%	6,610,509	430,402	6.51%	6,699,997	115,126	6.82%

Total earning assets	9,374,223	158,397	6.70%	9,434,664	544,068	5.77%	9,368,139	142,609	6.04%

Allowance for loan losses	(88,175)			(94,118)			(91,916)
Other assets	765,371			729,398			743,207

Total assets	$10,227,154			10,264,429			10,211,619

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$1,413,682	—	—	1,466,106	—	—	1,488,679	—	—
Demand — interest bearing	767,430	2,031	1.05%	827,829	5,871	0.71%	817,009	1,953	0.95%
Savings and money market accounts	2,267,268	14,068	2.46%	2,356,813	32,944	1.40%	2,332,528	10,352	1.76%
Certificates and other time deposits	2,991,951	35,569	4.72%	2,647,908	86,764	3.28%	2,635,764	23,831	3.59%

Total deposits	7,440,331	51,668	2.76%	7,298,656	125,579	1.72%	7,273,980	36,136	1.97%

Securities sold under agreements to repurchase	1,269,873	15,393	4.81%	1,409,135	45,423	3.22%	1,443,740	13,423	3.69%
Wholesale borrowings	446,950	6,834	6.07%	431,787	21,449	4.97%	375,167	4,898	5.18%

Total interest bearing liabilities	7,743,472	73,895	3.79%	7,673,472	192,451	2.51%	7,604,208	54,457	2.84%

Other liabilities	158,652			158,125			166,017

Shareholders’ equity	911,348			966,726			952,715

Total liabilities and shareholders’ equity	$10,227,154			10,264,429			10,211,619

Net yield on earning assets	$9,374,223	84,502	3.58%	9,434,664	351,617	3.73%	9,368,139	88,152	3.73%

Interest rate spread			2.92%			3.26%			3.20%

Notes:	Interest income on tax-exempt securities and loans have been adjusted to a fully-taxable equivalent basis. Nonaccrual loans have been included in the average balances.

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited)
Fully-tax Equivalent Interest Rates and Interest Differential

FIRSTMERIT CORPORATION AND SUBSIDIARIES	Twelve months ended			Twelve months ended
(Dollars in thousands)	December 31, 2006			December 31, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$186,029			194,485
Investment securities:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,050,736	81,207	3.96%	2,416,360	91,814	3.80%
Obligations of states and political subdivisions (tax exempt)	114,548	7,390	6.45%	99,487	6,707	6.74%
Other securities	250,221	15,264	6.10%	255,568	12,291	4.81%

Total investment securities and federal funds sold	2,415,505	103,861	4.30%	2,771,415	110,812	4.00%

Loans held for sale	47,449	3,153	6.65%	52,740	2,854	5.41%
Loans	6,798,338	499,746	7.35%	6,610,509	430,402	6.51%

Total earning assets	9,261,292	606,760	6.55%	9,434,664	544,068	5.77%
Allowance for loan losses	(88,020)			(94,118)
Other assets	770,714			729,398

Total assets	$10,130,015			10,264,429

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$1,434,539	—	—	1,466,106	—	—
Demand — interest bearing	818,735	9,217	1.13%	827,829	5,871	0.71%
Savings and money market accounts	2,271,654	50,083	2.20%	2,356,813	32,944	1.40%
Certificates and other time deposits	2,859,218	123,877	4.33%	2,647,908	86,764	3.28%

Total deposits	7,384,146	183,177	2.48%	7,298,656	125,579	1.72%

Securities sold under agreements to repurchase	1,283,951	56,151	4.37%	1,409,135	45,423	3.22%
Wholesale borrowings	404,723	24,140	5.96%	431,787	21,449	4.97%

Total interest bearing liabilities	7,638,281	263,468	3.45%	7,673,472	192,451	2.51%

Other liabilities	167,266			158,125

Shareholders’ equity	889,929			966,726

Total liabilities and shareholders’ equity	$10,130,015			10,264,429

Net yield on earning assets	$9,261,292	343,292	3.71%	9,434,664	351,617	3.73%

Interest rate spread			3.10%			3.26%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
     Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)	Quarters ended		Twelve months ended
(In thousands except per share data)	December 31,		December 31,
	2006	2005	2006	2005
Interest income:
Interest and fees on loans, including held for sale	$131,683	115,850	502,763	433,143
Interest and dividends on investment securities and federal funds sold	25,795	26,109	101,078	108,303

Total interest income	157,478	141,959	603,841	541,446

Interest expense:
Interest on deposits:
Demand-interest bearing	2,031	1,953	9,217	5,871
Savings and money market accounts	14,068	10,352	50,083	32,944
Certificates and other time deposits	35,569	23,831	123,877	86,764
Interest on securities sold under agreements to repurchase	15,393	13,423	56,151	45,423
Interest on wholesale borrowings	6,834	4,898	24,140	21,449

Total interest expense	73,895	54,457	263,468	192,451

Net interest income	83,583	87,502	340,373	348,995
Provision for loan losses	44,235	16,260	76,112	43,820

Net interest income after provision for loan losses	39,348	71,242	264,261	305,175

Other income:
Trust department income	5,794	5,430	22,653	22,134
Service charges on deposits	18,198	17,884	71,524	69,065
Credit card fees	11,325	10,601	44,725	40,972
ATM and other service fees	3,135	3,157	12,817	12,867
Bank owned life insurance income	3,001	3,092	14,339	12,264
Investment services and insurance	2,011	2,696	9,820	10,608
Investment securities gains, net	—	39	22	1,926
Loan sales and servicing income	1,504	1,668	7,513	6,397
Other operating income	3,364	3,019	11,735	14,233

Total other income	48,332	47,586	195,148	190,466

Other expenses:
Salaries, wages, pension and employee benefits	43,700	40,790	176,700	163,683
Net occupancy expense	6,143	5,746	24,814	23,730
Equipment expense	3,030	4,152	11,999	13,301
Stationery, supplies and postage	2,633	2,546	9,912	10,050
Bankcard, loan processing and other costs	7,508	7,042	28,211	24,012
Professional services	5,000	3,389	16,971	12,014
Amortization of intangibles	222	222	889	889
Other operating expense	15,751	15,387	58,591	65,829

Total other expenses	83,987	79,274	328,087	313,508

Income before federal income tax expense	3,693	39,554	131,322	182,133
Federal income tax expense	(2,424)	11,898	36,376	51,650

Net income	$6,117	27,656	94,946	130,483

Other comprehensive income (loss), net of taxes
Unrealized securities’ holding gain (loss), net of taxes	2,516	(5,632)	7,984	(24,788)
Unrealized hedging gain (loss), net of taxes	—	(104)	(747)	747
Minimum pension liability adjustment, net of taxes	(43,881)	(3,166)	(43,881)	(3,349)
Less: reclassification adjustment for securities’ gains losses realized in net income, net of taxes	—	25	14	1,252

Total other comprehensive income (loss), net of taxes	(41,365)	(8,927)	(36,658)	(28,642)

Comprehensive income	$(35,248)	18,729	58,288	101,841

Net income applicable to common shares	$6,117	27,656	94,946	130,483

Net income used in diluted EPS calculation	$6,121	27,653	94,964	130,501

Weighted average number of common shares outstanding — basic	80,091	82,786	80,128	83,490

Weighted average number of common shares outstanding — diluted	80,316	83,082	80,352	83,844

Basic earnings per share	$0.07	0.33	1.18	1.56

Diluted earnings per share	$0.07	0.34	1.18	1.56

Dividend per share	$0.29	0.28	1.14	1.10

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

	Quarterly Results
(Unaudited)	2006	2006	2006	2006	2005
(Dollars in thousands, except share data)	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest and fees on loans, including held for sale	$131,683	129,890	123,450	117,740	115,850
Interest and dividends — securities and federal funds sold	25,795	25,131	24,820	25,332	26,109

Total interest income	157,478	155,021	148,270	143,072	141,959

Interest on deposits:
Demand-interest bearing	2,031	2,241	2,583	2,362	1,953
Savings and money market accounts	14,068	13,188	12,079	10,748	10,352
Certificates and other time deposits	35,569	32,881	29,326	26,101	23,831
Securities sold under agreements to repurchase	15,393	15,878	12,957	11,923	13,423
Wholesale borrowings	6,834	5,746	5,595	5,965	4,898

Total interest expense	73,895	69,934	62,540	57,099	54,457

Net interest income	83,583	85,087	85,730	85,973	87,502
Provision for loan losses	44,235	12,612	13,159	6,106	16,260

Net interest income after provision for loan losses	39,348	72,475	72,571	79,867	71,242

Other income:
Trust department income	5,794	5,721	5,744	5,394	5,430
Service charges on deposits	18,198	19,250	18,010	16,066	17,884
Credit card fees	11,325	11,251	11,478	10,671	10,601
ATM and other service fees	3,135	3,301	3,273	3,108	3,157
Bank owned life insurance income	3,001	3,042	5,310	2,986	3,092
Investment services and insurance	2,011	2,631	2,581	2,597	2,696
Investment securities gains (losses), net	—	2	4	16	39
Loan sales and servicing income	1,504	1,731	2,833	1,445	1,668
Other operating income	3,364	2,412	2,845	3,114	3,019

Total other income	48,332	49,341	52,078	45,397	47,586

Other expenses:
Salaries, wages, pension and employee benefits	43,700	43,248	46,721	43,031	40,790
Net occupancy expense	6,143	6,002	6,120	6,549	5,746
Equipment expense	3,030	3,097	2,914	2,958	4,152
Stationery, supplies and postage	2,633	2,423	2,403	2,453	2,546
Bankcard, loan processing and other costs	7,508	7,459	7,417	5,827	7,042
Professional services	5,000	5,470	3,738	2,763	3,389
Amortization of intangibles	222	222	222	223	222
Other operating expense	15,751	9,062	15,683	18,095	15,387

Total other expenses	83,987	76,983	85,218	81,899	79,274

Income before income tax expense	3,693	44,833	39,431	43,365	39,554
Federal income taxes	(2,424)	13,629	11,770	13,401	11,898

Net income	$6,117	31,204	27,661	29,964	27,656

Other comprehensive income (loss), net of taxes	(41,365)	23,870	(8,618)	(10,545)	(8,927)

Comprehensive income	$(35,248)	55,074	19,043	19,419	18,729

Net income applicable to common shares	6,117	31,204	27,661	29,964	27,656

Adjusted net income used in diluted EPS calculation	6,121	31,209	27,666	29,968	27,653

Weighted-average common shares — basic	80,091	80,066	79,983	80,374	82,786

Weighted-average common shares — diluted	80,316	80,262	80,203	80,648	83,082

Basic net income per share	$0.07	0.39	0.35	0.37	0.33

Diluted net income per share	$0.07	0.39	0.35	0.37	0.34

FIRSTMERIT CORPORATION AND SUBSIDIARIES ASSET QUALITY INFORMATION

	Quarterly Periods					Annual Period
(Unaudited, except December 31, 2005 annual period which is derived from the audited financial statements)	31-Dec	Sep 30	June 30	Mar 31	Dec 31	Dec 31
(Dollars in thousands, except ratios)	2006	2006	2006	2006	2005	2005
Allowance for Credit Losses
Allowance for loan losses, beginning of period	$88,755	87,727	87,589	90,661	92,780	97,296
Allowance related to loans held for sale	(23,089)	—	—	—	—	—
Provision for loan losses	44,235	12,612	13,159	6,106	16,260	43,820
Charge-offs	22,323	15,453	18,038	14,914	22,736	69,105
Recoveries	3,764	3,869	5,017	5,736	4,357	18,650

Net charge-offs	18,559	11,584	13,021	9,178	18,379	50,455

Allowance for loan losses, end of period	$91,342	88,755	87,727	87,589	90,661	90,661

Reserve for unfunded lending commitments, beginning of period	$6,307	5,716	5,853	6,072	5,857	5,774
Provision for credit losses	(13)	591	(137)	(219)	215	298

Reserve for unfunded lending commitments, end of period	$6,294	6,307	5,716	5,853	6,072	6,072

Allowance for Credit Losses	$97,636	95,062	93,443	93,442	96,733	96,733

Ratios

Provision for loan losses as a % of average loans	2.54%	0.73%	0.78%	0.37%	0.96%	0.66%
Provision for credit losses as a % of average loans	0.00%	0.03%	-0.01%	-0.01%	0.01%	0.00%
Net charge-offs as a % of average loans	1.06%	0.67%	0.78%	0.56%	1.09%	0.76%
Net charge-offs and allowance related to loans held for sale as a % of average loans	1.40%	0.67%	0.78%	0.56%	1.09%	0.76%
Allowance for loan losses as a % of period-end loans	1.33%	1.28%	1.29%	1.31%	1.36%	1.36%
Allowance for credit losses as a % of period-end loans	1.42%	1.37%	1.37%	1.40%	1.45%	1.45%
Allowance for loan losses as a % of nonperforming loans	168.03%	143.73%	174.80%	136.22%	145.61%	145.61%
Allowance for credit losses as a % of nonperforming loans	179.60%	153.94%	186.19%	145.32%	155.36%	155.36%

Asset Quality

Impaired loans:
Nonaccrual	$45,045	52,621	41,927	56,258	54,176	54,176
Other nonperforming loans:
Nonaccrual	9,317	9,132	8,261	8,044	8,086	8,086

Total nonperforming loans	54,362	61,753	50,188	64,302	62,262	62,262

Other real estate (“ORE”)	9,815	10,711	8,598	8,639	9,995	9,995

Total nonperforming assets (“NPAs”)	$64,177	72,464	58,786	72,941	72,257	72,257

NPAs as % of period-end loans + ORE	0.93%	1.05%	0.86%	1.09%	1.08%	1.08%

Past due 90 days or more & accruing interest	$16,860	15,311	16,483	18,640	17,931	17,931

FIRSTMERIT CORPORATION NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)	2006	2006	2006	2006	2005
(Dollars in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
QUARTERLY OTHER INCOME DETAIL
Trust department income	$5,794	5,721	5,744	5,394	5,430
Service charges on deposits	18,198	19,250	18,010	16,066	17,884
Credit card fees	11,325	11,251	11,478	10,671	10,601
ATM and other service fees	3,135	3,301	3,273	3,108	3,157
Bank owned life insurance income	3,001	3,042	5,310	2,986	3,092
Investment services and insurance	2,011	2,631	2,581	2,597	2,696
Investment securities gains (losses), net	—	2	4	16	39
Loan sales and servicing income	1,504	1,731	2,833	1,445	1,668
Other operating income	3,364	2,412	2,845	3,114	3,019

Total Other Income	$48,332	49,341	52,078	45,397	47,586

	2006	2006	2006	2006	2005
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
QUARTERLY OTHER EXPENSES DETAIL
Salaries, wages, pension and employee benefits	$43,700	43,248	46,721	43,031	40,790
Net occupancy expense	6,143	6,002	6,120	6,549	5,746
Equipment expense	3,030	3,097	2,914	2,958	4,152
Taxes, other than federal income taxes	1,753	(7,703)	1,802	1,819	1,578
Stationery, supplies and postage	2,633	2,423	2,403	2,453	2,546
Bankcard, loan processing and other costs	7,508	7,459	7,417	5,827	7,042
Advertising	798	1,152	2,369	2,766	1,415
Professional services	5,000	5,470	3,738	2,763	3,389
Telephone	1,362	1,138	1,094	1,128	1,136
Amortization of intangibles	222	222	222	223	222
Other operating expense	11,838	14,475	10,418	12,382	11,258

Total Other Expenses	$83,987	76,983	85,218	81,899	79,274

FIRSTMERIT CORPORATION AND SUBSIDIARIES ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail

	Quarters ended		Year ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2006	2005	2006	2005
Allowance for loan losses — beginning of period	$88,755	92,780	90,661	97,296
Loans charged off:
Commercial	9,745	7,891	32,628	19,349
Mortgage	513	639	1,670	1,721
Installment	5,296	9,063	20,682	29,307
Home equity	969	1,099	3,847	4,340
Credit cards	2,254	3,586	8,294	11,320
Leases	3,546	458	3,607	3,068

Total	22,323	22,736	70,728	69,105

Recoveries:
Commercial	786	1,256	3,734	4,166
Mortgage	47	13	142	190
Installment	2,010	1,878	10,340	9,495
Home equity	275	374	1,293	1,302
Credit cards	504	489	2,123	2,348
Manufactured housing	79	203	451	710
Leases	63	144	303	439

Total	3,764	4,357	18,386	18,650

Net charge-offs	18,559	18,379	52,342	50,455
Provision for loan losses	44,235	16,260	76,112	43,820
Allowance related to loans held for sale	(23,089)	—	(23,089)	—

Allowance for loan losses — end of period	$91,342	90,661	91,342	90,661

Average loans outstanding	$6,917,572	6,699,997	6,798,338	6,610,509

Ratio to average loans:
(Annualized) net charge-offs	1.06%	1.09%	0.77%	0.76%

(Annualized) net charge-offs and allowance related to loans held for sale	1.40%	1.09%	1.11%	0.76%

Provision for loan losses	2.54%	0.96%	1.12%	0.66%

Loans outstanding — period-end	$6,878,873	6,667,327	6,878,873	6,667,327

Allowance for credit losses:	97,636	96,733	97,636	96,733

As a multiple of (annualized) net charge-offs	1.33	1.33	1.87	1.92

As a multiple of (annualized) net charge-offs and allowance related to loans held for sale	1.01	1.33	1.29	1.92

Allowance for loan losses:
As a percent of period-end loans outstanding	1.33%	1.36%	1.33%	1.36%

As a multiple of (annualized) net charge-offs	1.24	1.24	1.75	1.80

As a multiple of (annualized) net charge-offs and allowance related to loans held for sale	0.94	1.24	1.21	1.80